Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement No. 333-295322 on Form S-1 of our report dated March 20, 2026, relating to the financial statements of MarshBerry Holding Company, LLC. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
May 14, 2026